UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2014

Sevion Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4045 Sorrento Valley Boulevard, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 909-0749
(Registrant's telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on October 24, 2014, in connection with the closure of the New Jersey operations of Sevion Therapeutics, Inc., a Delaware corporation (the “Company”), Leslie J. Browne, Ph.D., Richard Dondero and John E. Thompson, Ph.D. are no longer employees of the Company effective on November 30, 2014.

In addition, on October 24, 2014, the Company disclosed that Joel Brooks, current Chief Financial Officer, Treasurer and Secretary of the Company, would no longer be employed by the Company effective December 15, 2014. Following that disclosure, the Company and Mr. Brooks determined that it would be in the best interests of the Company to retain Mr. Brooks’ services past the previously-disclosed December 15, 2014 departure date. In connection with such determination, the Company and Mr. Brooks entered into a Retention Agreement, dated as of November 30, 2014 (the “Retention Agreement”).

Pursuant to the terms of the Retention Agreement, if, prior to December 15, 2015, (i) Mr. Brooks’ employment is terminated without cause, (ii) Mr. Brooks resigns for good reason or (iii) Mr. Brooks resigns for any reason following the filing of the Company’s quarterly report on Form 10-Q for the period ending March 31, 2015, Mr. Brooks would (a) continue to receive his base salary payable pursuant to the Company’s regular payroll practices from the date of his qualifying termination through December 15, 2015 and (b) receive COBRA benefits until December 15, 2015. Additionally, in connection with the occurrence of any of the triggering events described above, Mr. Brooks’ outstanding equity awards would remain exercisable until the expiration of each equity award’s maximum term, the options granted to Mr. Brooks on November 18, 2014 would become accelerated and fully vested and any other options that had not yet vested would terminate.

A copy of the Retention Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Retention Agreement is qualified in its entirety by reference to the full text of the Retention Agreement.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Retention Agreement, dated as of November 30, 2014, by and between Sevion Therapeutics, Inc. and Joel Brooks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEVION THERAPEUTICS, INC.

Dated: December 3, 2014	By:	/s/ Ronald A. Martell
	Name: Title:	Ronald A. Martell Chief Executive Officer